                                                                    EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference in Registration Statement No. 33-46824 of Quanex Corporation on Form S-8 of our report dated March 28, 1997 appearing in the Annual Report on Form 11-K of the Quanex Corporation Hourly Bargaining Unit Employees Savings Plan for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
---------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 24, 1997